SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2009


             SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	   000-6658       04-2217279
___________	  ____________	__________________
(State or other   (Commission    (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                     70 Orville Drive
                  Bohemia, New York 11716
_____________________________________________
   (Address of principal executive offices)


                       (631) 567-4700
__________________________________________________
(Registrant's telephone number, including area code)


                       Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)


ITEM 7.01	Regulation FD Disclosure.

The Registrant on April 1, 2009 entered into a Consulting Agreement (the "Agreement") with Ms. Grace S. Morin, a Director of the Registrant, who had been a full-time employee and director of Registrant's subsidiary, Altamira Instruments, Inc. The Agreement provides that she will provide consulting services at the resonable request of Registrant's Chief Executive Officer at the rate of $85 per hour as to Registrant's and Altamira's operations, including but not limited to administration, accounting and bookkeeping as to Altamira, subject to her right to reasonably and timely object based on location, period or nature of the services requested.
The Agreement is for a two year period ending March 31, 2011 unless terminated earlier by the Registrant or Morin on a date specified in a written notice delivered at least 60 days prior to the termination date. Ms. Morin also entered into agreements not to compete for a period of eighteen months following the termination of the Consulting Agreement and not to disclose confidential information during the term of the Consulting Agreement.

ITEM 9.01  Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.        Exhibit
___________        _______
10A-1              Consulting Agreement with
                   Grace S. Morin






                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SCIENTIFIC INDUSTRIES, INC.
                                (Registrant)


Date:	April 1, 2009
			        By: /s/ Helena R. Santos

			        Helena R. Santos,
			        President and Chief Executive
 			        Officer